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                                                                   Exhibit 23(b)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 31, 2001 accompanying the consolidated financial statements of Findwhat.com and Subsidiaries as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 included in the Annual Report on Form 10-KSB for the year ended December 31, 2000, which are incorporated by reference in this Registration Statement.


GRANT THORNTON  LLP


New York, New York
July 30, 2001